UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

OFFICE PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC
6.375% Senior Notes due 2050	OPINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and “the Company” refer to Office Properties Income Trust.

Item 7.01	Regulation FD Disclosure.

In connection with confidential discussions with certain parties regarding a proposed transaction, the Company provided certain information, or the Disclosure Material, to such parties that the Company has agreed to disclose pursuant to the terms of the relevant confidentiality agreement. The parties discussed an exchange of the Company’s outstanding senior unsecured notes for new notes with similar terms to the Company’s 8.000% Senior Priority Guaranteed Unsecured Notes due 2029, but could not agree on rate, the scope of the unsecured guaranties, covenants and other terms.

The Disclosure Material is furnished with this Current Report on Form 8-K as Exhibit 99.1 hereto and is incorporated herein by reference. The information in this Current Report on Form 8-K, including the Disclosure Material, is being furnished in part to satisfy the Company’s public disclosure obligations pursuant to such confidentiality agreements.

The Disclosure Material should not be regarded as an indication that the Company or any third party consider the Disclosure Material to be a reliable prediction of future events, and the Disclosure Material should not be relied upon as such. The Disclosure Material was not prepared with a view toward public disclosure. Neither the Company nor any third party has made or makes any representation to any person regarding the accuracy of the Disclosure Material or undertakes any obligation to publicly update the Disclosure Material to reflect circumstances existing after the date when the Disclosure Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Disclosure Material are shown to be in error.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Warning Concerning Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K and in the exhibit hereto includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. The information contained in our periodic reports filed with the Securities and Exchange Commission, or SEC, including under “Risk Factors,” or incorporated therein, also identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon any forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

No Offer or Solicitation

None of this Current Report on Form 8-K nor the exhibit attached hereto constitutes an offer to sell, or a solicitation of an offer to buy, any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Disclosure Material
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated: April 1, 2025

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